Exhibit 10.6

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 29, 2013 (this “Fifth Amendment”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.À R.L. and TRINSEO MATERIALS OPERATING S.À R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), and as swing line lender (in such capacity, the “Swing Line Lender”), and each Lender (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of June 17, 2010 (as amended by that certain First Amendment dated as of February 2, 2011, that certain Second Amendment dated as of July 28, 2011, that certain Third Amendment dated as of February 13, 2012, and that certain Fourth Amendment dated as of August 9, 2012, the “Credit Agreement”) (capitalized terms not otherwise defined in this Fifth Amendment have the same meanings as specified in the Credit Agreement);

Secured Notes Consent

WHEREAS, the Borrower desires to obtain the consent (the “Secured Notes Consent”) of the Required Lenders to issue first lien secured notes (the “2013 Senior Secured Notes”) as more fully described in the offering circular dated January 24, 2013 in the form attached as Annex B (the “Offering Circular”) that will constitute Permitted Refinancing Notes, on the terms and conditions set forth in Section 1 below;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the consent of the Required Lenders is necessary to effect the Secured Notes Consent;

WHEREAS, contemporaneous with the issuance of the 2013 Senior Secured Notes and the repayment of the Term Loans with the proceeds thereof, the Revolving Credit Lenders will constitute Consenting Lenders (as defined below);

Refinancing Amendment

WHEREAS, in connection with obtaining the Secured Notes Consent, the Borrower desires to amend the Credit Agreement as set forth in Section 2 below (the “Refinancing Amendment”);

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the consent of the Required Lenders, each of the Revolving Credit Lenders and the Swing Line Lender is necessary to effect the Refinancing Amendment;

WHEREAS, contemporaneous with the issuance of the 2013 Senior Secured Notes and the repayment of the Term Loans with the proceeds thereof, the Lenders party hereto, other than the Revolving Commitment Increase Lenders that are not Lenders prior to giving effect to the Revolving Commitment Increase Amendment (the “Consenting Lenders”), constitute (i) the Required Lenders and (ii) each of the Revolving Credit Lenders under the Credit Agreement, in each case immediately prior to giving effect to the Revolving Commitment Increase Amendment; and

WHEREAS, the Administrative Agent, the Loan Parties, the Swing Line Lender and the Consenting Lenders are willing to so agree pursuant to Section 10.01 of the Credit Agreement, subject to the conditions set forth herein;

Revolving Commitment Increase Amendment

WHEREAS, the Borrower seeks to increase the Revolving Credit Commitments from $240,000,000 to $300,000,000 (the “Revolving Commitment Increase”) pursuant to Section 2.16 of the Credit Agreement on the terms and conditions set forth herein (“Revolving Commitment Increase Amendment”);

WHEREAS, the Borrower has requested that the existing Lenders and other banks or financial institutions executing this Amendment as Revolving Commitment Increase Lenders make commitments to provide the Revolving Commitment Increase, on the terms and conditions set forth herein; and

WHEREAS, the Borrower has delivered a notice to the Administrative Agent requesting the Revolving Commitment Increase in accordance with Section 2.16 of the Credit Agreement and the Administrative Agent, the Borrower, the other Loan Parties, the Swing Line Lender and the Revolving Commitment Increase Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement to provide for the Revolving Commitment Increase as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Secured Notes Consent. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Required Lenders hereby consent to the issuance by the Borrower and Trinseo Materials Finance of the 2013 Senior Secured Notes in an aggregate principal amount not to exceed $1,325,000,000 and on the terms described in the Offering Circular, it being agreed that such 2013 Senior Secured Notes shall constitute Permitted Refinancing Notes for all purposes under the Credit Agreement and the issuance thereof shall constitute, and be subject to each of the requirements of, a Permitted Refinancing.

SECTION 2. Refinancing Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Parties and the Consenting Lenders or the Required Lenders, as applicable, hereby agree to amend the Credit Agreement as follows:

(a) Amendments to Section 1.01 (Defined Terms).

(i) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“2013 Intercreditor Agreement” has the meaning specified in the Fifth Amendment.

“2013 Senior Secured Notes” has the meaning specified in the Fifth Amendment.

“2013 Senior Secured Notes Consolidated EBITDA” for any period means the 2013 Senior Secured Notes Consolidated Net Income for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing 2013 Senior Secured Notes Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus, to the extent excluded from the definition of “Consolidated Interest Expense,” (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, to the extent the same were deducted (and not added back) in calculating such 2013 Senior Secured Notes Consolidated Net Income; plus

(c) the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP to the extent the same were deducted (and not added back) in computing 2013 Senior Secured Notes Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Investments permitted pursuant to Section 7.02, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the 2013 Senior Secured Notes and this Agreement and any Securitization Fees, and (ii) any amendment or other modification of the 2013 Senior Secured Notes, this Agreement and any distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Permitted Securitization, in each case, deducted (and not added back) in computing 2013 Senior Secured Notes Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing 2013 Senior Secured Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Fifth Amendment Effective Date and costs related to the closure and/or consolidation of facilities;

(f) any other non-cash charges, write-downs, expenses, losses or items reducing 2013 Senior Secured Notes Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by Holdings as special items less other non-cash items of income increasing 2013 Senior Secured Notes Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors to the extent otherwise permitted hereunder; plus

(h) the amount of net cost savings and operating efficiencies projected by Holdings in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable; provided further that, to the extent not completed, such actions are expected to be completed within twelve months; plus

(i) the amount of loss on sale of Securitization Assets and related assets to the Securitization Entity in connection with a Permitted Securitization; plus

(j) any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation of Cumulative Credit; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing 2013 Senior Secured Notes Consolidated EBITDA or 2013 Senior Secured Notes Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of 2013 Senior Secured Notes Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”); plus

(m) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Holdings and its Restricted Subsidiaries; plus

(n) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(2) decreased (without duplication) by:

(a) non-cash gains increasing 2013 Senior Secured Notes Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced 2013 Senior Secured Notes Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase 2013 Senior Secured Notes Consolidated EBITDA in such prior period; plus

(b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Holdings and its Restricted Subsidiaries; plus (c) any net realized income or gains from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (d) any net income included in the consolidated financial statements due to the application of FAS 160 and

(3) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“2013 Senior Secured Notes Consolidated Net Income” means, for any period, the net income (loss) of Holdings and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such 2013 Senior Secured Notes Consolidated Net Income:

(a) subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that Holdings’ equity in the net income of any such Person for such period will be included in such 2013 Senior Secured Notes Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by an Officer of Holdings (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b) solely for the purpose of determining the amount available for Restricted Payments under clause (a) of the definition of “Cumulative Credit,” any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant this Agreement, and (c) restrictions under an agreement or instrument relating to any Indebtedness permitted to be incurred hereunder if Holdings determines at the time of issuance of such Indebtedness that such restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments hereunder, except that Holdings’ equity in the net income of any such Restricted Subsidiary for such period will be included in such 2013 Senior Secured Notes Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of Holdings or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of Holdings);

(d) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(e) the cumulative effect of a change in accounting principles;

(f) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(g) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(h) any unrealized gains or losses in respect of Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Contracts;

(i) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(j) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of Holdings or any Restricted Subsidiary owing to Holdings or any Restricted Subsidiary;

(k) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(l) any goodwill or other intangible asset impairment charge or write-off;

(m) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Swap Contracts or other derivative instruments shall be excluded;

(n) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded; and

(o) the amount of any expense to the extent a corresponding amount is received in cash by Holdings and the Restricted Subsidiaries from a Person other than Holdings or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining 2013 Senior Secured Notes Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

“Commitment Reduction Condition” means, as of any date, a condition that will be satisfied if the aggregate Net Proceeds realized or received by Holdings and the Restricted Subsidiaries from all Dispositions since the Fifth Amendment Effective Date equal or exceed 30% of Total Assets as of such date.

“Consolidated Secured Indebtedness” means, as of any date of determination, the sum of the aggregate outstanding Secured Indebtedness for borrowed money and Attributable Indebtedness of Holdings and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) of Holdings and its Restricted Subsidiaries that would be reflected on a balance sheet of Holdings and its Restricted Subsidiaries as of such date.

“Consolidated Secured Leverage Ratio” means, as of any date of determination for any Test Period, the ratio of (a) Consolidated Secured Indebtedness as of the last day of such Test Period to (b) 2013 Senior Secured Notes Consolidated EBITDA for such Test Period.

“Consolidated Total Net First Lien Indebtedness” means, as of any date of determination, Consolidated Total Net Debt, other than any portion of Consolidated Total Net Debt that is unsecured or that is secured by a Lien on any assets of Holdings or any of its Restricted Subsidiaries that is expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties in all respects (it being understood that the Liens granted to secure the 2013 Senior Secured Notes and any other Liens granted to secure Indebtedness on similar terms to the 2013 Senior Secured Notes (and any refinancing thereof) are not, for the purpose of this definition, expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties).

“Designated Preferred Stock” means, with respect to Holdings, Preferred Stock (other than Disqualified Equity Interests) (a) that is issued for cash (other than to Holdings or a Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings or any such Subsidiary for the benefit of their employees to the extent funded by Holdings or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of Holdings at or prior to the issuance thereof, the Net Proceeds of which constitute Net Proceeds or property or assets or marketable securities received from an issuance or sale of such capital stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any Subsidiary of Holdings for the benefit of its employees to the extent funded by Holdings or any Restricted Subsidiary, (y) Net Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds and (z) Excluded Contributions).

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in Euros, the Dollar Equivalent of the principal amount thereof then outstanding in Euros; and

(c) with respect to any L/C Obligation (or any risk participation therein), the amount thereof.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equity Offering” means (x) a sale of capital stock of Holdings (other than Disqualified Equity Interests) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of capital stock or other securities of any direct or indirect parent, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Equity Interests or Designated Preferred Stock or through an Excluded Contribution) of the Company or any of its Restricted Subsidiaries.

“Euros” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Excluded Contribution” means Net Proceeds or property or assets received by Holdings as capital contributions to the equity (other than through the issuance of Disqualified Equity Interests or Designated Preferred Stock) of Holdings after the Fifth Amendment Effective Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any Subsidiary of Holdings for the benefit of their employees to the extent funded by Holdings or any Restricted Subsidiary) of capital stock (other than Disqualified Equity Interests or Designated Preferred Stock) of Holdings, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of Holdings.

“Fifth Amendment” means the Fifth Amendment to this Agreement, dated as of January 29 2013, among the Borrower, the other Loan Parties, the Administrative Agent, the Swing Line Lender and the Lenders party thereto.

“Fifth Amendment Effective Date” means the first date on which all the conditions precedent in Section 5 of the Fifth Amendment are satisfied or waived in accordance with Section 5 of the Fifth Amendment.

“First Lien Net Leverage Ratio” means, on any date of determination for any Test Period, the ratio of (a) Consolidated Total Net First Lien Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Fixed Charge Coverage Ratio” means, on any date of determination for any Test Period, the ratio of (a) 2013 Senior Secured Notes Consolidated EBITDA for such Test Period to (b) Fixed Charges for such Test Period.

“Fixed Charges” means, with respect to any Person for any period, the sum of: (1) Consolidated Interest Expense for such Person for such period, (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period and (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Mandatory Cost” means, with respect to any period, the percentage per annum determined in accordance with Schedule 1.01C.

“Participating Member State” means each state so described in any EMU Legislation.

“Preferred Stock” means, as applied to the Equity Interests of any Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders constituting the Required Class Lenders.

“Secured Indebtedness” means any Indebtedness secured by a Lien (including, for the avoidance of doubt, Indebtedness for borrowed money, Attributable Indebtedness and debt obligations evidenced by promissory notes or similar instruments).

“Security Trustee” means Deutsche Bank AG, New York Branch in its capacity as security trustee, as established pursuant to an English law governed security trust deed dated August 17, 2010.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

(ii) Section 1.01 of the Credit Agreement is hereby further amended by deleting the following definitions in their entirety: “CapEx Pull-Forward Amount,” “Interest Coverage Ratio,” “Rollover Amount” and “Term Loan Repayment Condition.”

(iii) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Applicable Margin” by (1) deleting the text “Senior Secured Leverage Ratio” from clause (a)(i) thereof and inserting in lieu thereof the text “First Lien Net Leverage Ratio”;

(2) restating clause (b) of the definition of “Applicable Margin” in its entirety as follows:

“(b) with respect to Revolving Credit Loans (I) prior to the Fifth Amendment Effective Date, the rate set forth in clause (b)(i)(A) and (b)(i)(B) of the definition of “Applicable Margin,” as applicable, without giving effect to the Fifth Amendment and (II) on and after the Fifth Amendment Effective Date, for Revolving Credit Loans (A) maintained as Base Rate Loans, 3.00% and (B) maintained as LIBO Rate Loans, 4.00%;”;

(3) restating clause (c) of the definition of “Applicable Margin” in its entirety as follows:

“(c) with respect to Swing Line Loans (I) prior to the Fifth Amendment Effective Date, the rates set forth in clauses (c)(i) and (ii) of the definition of “Applicable Margin” without giving effect to the Fifth Amendment and (II) on and after the Fifth Amendment Effective Date, 3.00%;”;

(4) (x) deleting the text “Senior Secured Leverage Ratio” and inserting in lieu thereof the text “First Lien Net Leverage Ratio” and (y) deleting the text “or the Total Leverage Ratio, as applicable,” from the paragraph immediately following clause (c) of the definition of “Applicable Margin”; and

(5) deleting the penultimate paragraph of such definition.

(iv) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Business Day” in its entirety as follows:

““Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Luxembourg or the State where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located, (b) if such day relates to any interest rate settings as to a LIBO Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such LIBO Rate Loan denominated in Dollars, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBO Rate Loan denominated in Dollars, any such day described in clause (a) above which is also a day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar market and (c) if such day relates to any interest rate settings as to a LIBO Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in respect of any such LIBO Rate Loan denominated in Euros, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBO Rate Loan denominated in Euros, any such day described in clause (a) above that is also a TARGET Day.”.

(v) Section 1.01 of the Credit Agreement is hereby further amended by deleting clause (x) of the proviso to the definition of “Base Rate” and inserting in lieu thereof the text “(x) 2.75% per annum for all Revolving Credit Loans maintained as Base Rate Loans and outstanding prior to the Fifth Amendment Effective Date,”.

(vi) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Calculation Date” in its entirety as follows:

““Calculation Date” shall mean (a) the first Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of the issuance, amendment, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Revolving Credit Borrowing of LIBO Rate Loans denominated in Euros and each continuation of a LIBO Rate Loan denominated in Euros and (d) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.”.

(vii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Collateral Documents” in its entirety as follows:

““Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, Intellectual Property Security Agreements, deeds of hypothecs, bonds, bond pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01, Section 6.11 or Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent, the Collateral Agent and/or the Security Trustee (as relevant), in each case for the benefit of the Secured Parties.”.

(viii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Committed Loan Notice” in its entirety as follows:

““Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans denominated in Dollars from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.”.

(ix) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated EBITDA” by restating the last paragraph thereof in its entirety as follows:

“Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement (i) for any period that includes any of the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, Consolidated EBITDA for such fiscal quarters shall be $71,626,551, $64,069,498, $62,017,229 and $83,659,434, respectively; provided, however, that Consolidated EBITDA for any of the foregoing periods shall be increased by the amount attributable to Returns during such period, if any, made to the Acquired Business with respect to the Target JV Interests which are acquired by Holdings or any Restricted Subsidiary on or after the Closing Date, (ii) calculations of Consolidated EBITDA for the fiscal quarter ending June 30, 2010 shall be made as provided in Schedule 1.01(o) of the Acquisition Agreement subject to, without duplication, the add backs provided for above in this definition, (iii) for any period that includes any of the fiscal quarters ended June 30, 2010 or September 30, 2010, Consolidated EBITDA for such fiscal quarters shall be $87,502,000 and $108,503,000, respectively, (iv) for any period that includes any of the fiscal quarters ended March 31, 2012, December 31, 2011 or September 30, 2011, Consolidated EBITDA, excluding pro forma adjustments (if any) pursuant to Section 1.10, for such fiscal quarters shall be $143,966,000, $28,637,000 and $68,119,000, respectively, and (v) for any period that includes any of the fiscal quarters ended September 30, 2012 or June 30, 2012, Consolidated EBITDA, excluding pro forma adjustments (if any) pursuant to Section 1.10, for such fiscal quarters shall be $73,340,000 and $46,844,000, respectively.”.

(x) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Consolidated Total Net Debt” in its entirety as follows:

““Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries that are consolidated entities of Holdings in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) of Holdings and its Restricted Subsidiaries that would be reflected on a balance sheet of Holdings and its Restricted Subsidiaries as of such date (in each case free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01); provided that (i) Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Net Debt, (iii) the aggregate principal amount of the Revolving Credit Facility during any relevant period shall be calculated based on the daily average outstanding amount of the Revolving Credit Loans and the Swing Line Loans during such period and (iv) Consolidated Total Net Debt shall not include the aggregate principal amount of outstanding Indebtedness of each Securitization Subsidiary that is a consolidated entity of Holdings in accordance with GAAP under any Permitted Securitizations on such date.”.

(xi) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Cumulative Credit” by (1) restating clause (a) thereof in its entirety as follows:

“(a) 50% of 2013 Senior Secured Notes Consolidated Net Income for the period (treated as one accounting period) from January 1, 2013 to the end of the most recent fiscal quarter ending prior to such date of determination for which internal consolidated financial statements of Holdings are available (or, in the case such 2013 Senior Secured Notes Consolidated Net Income is a deficit, minus 100% of such deficit); plus”; and

(2) deleting the text “pursuant to Section 7.10(d)” from clause (h) thereof.

(xii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “First Lien Intercreditor Agreement” in its entirety as follows:

““First Lien Intercreditor Agreement” means an agreement by and among the Collateral Agent and the First Lien Notes Representative for the holders of First Lien Obligations appropriately completed and acknowledged by the Borrower and the Guarantors providing, among other customary items as determined by the Collateral Agent that (i) for so long as any Commitments, Loans, Letters of Credit, or other Obligations are outstanding under this Agreement (other than contingent obligations for which no claim has been asserted) the Collateral Agent, on behalf of the Lenders, shall have the sole right to enforce any Lien against any Collateral in which it has a perfected security interest (except that, to the extent the principal amount of the Permitted Refinancing Notes exceed the principal amount of Loans and L/C Obligations under this Agreement, such agreement may provide that the First Lien Notes Representative shall instead be subject to a 180 day standstill requirement with respect to such enforcement (which period shall be extended if the Collateral Agent commences enforcement against the Collateral during such time period or is prohibited by any requirement of Law from commencing such proceedings) in the event it has given notice of an event of default under the Permitted Refinancing Notes Documents for which it is agent and (ii) distributions on account of any enforcement against the Collateral by the Collateral Agent or the First Lien Notes Representative (including any distribution on account of the Collateral in any such proceeding pursuant to any Debtor Relief Laws) with respect to which each of the Collateral Agent and the First Lien Notes Representative have a perfected security interest shall be paid in respect of the Obligations until all amounts outstanding under the Revolving Credit Facility (including post-petition interest) and all amounts owed to the Hedge Banks are paid in full before any distributions are paid to the other holders of Obligations or the holders of the First Lien Obligations. The 2013 Intercreditor Agreement constitutes a First Lien Intercreditor Agreement and each reference hereunder or in any Loan Document to the First Lien Intercreditor Agreement shall, unless otherwise specifically provided, include the 2013 Intercreditor Agreement.”.

(xiii) Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Incremental Term Loans” in its entirety as follows:

““Incremental Term Loans” has the meaning set forth in Section 2.16(a) prior to the effectiveness of the Fifth Amendment.”.

(xiv) Section 1.01 of the Credit Agreement is hereby further amended by deleting the text “of the Term Loans” appearing immediately prior to the proviso of the definition of “Disqualified Equity Interests”.

(xv) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “LIBO Rate” in its entirety as follows:

““LIBO Rate” means, for each Interest Period,

(a) in the case of LIBO Rate Loans denominated in Dollars, the offered rate per annum for deposits of Dollars that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) on the day that is two (2) Business Days prior to the commencement of such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent, at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the applicable Interest Period to first-class banks in the London interbank Eurodollar market for such Interest Period for the applicable principal amount on such date of determination; and

(b) in the case of LIBO Rate Loans denominated in Euros, the offered rate per annum for deposits of Euros that appears on Reuters Screen EURIBOR01 Page as of 11:00 A.M. (Brussels, Belgium time) on the day that is two (2) Business Days prior to the commencement of such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent, at which deposits of Euros in immediately available funds are offered at 11:00 A.M. (Brussels, Belgium time) two (2) Business Days prior to the applicable Interest Period to first-class banks in the European interbank market for such Interest Period for the applicable principal amount on such date of determination.

Notwithstanding the foregoing, the LIBO Rate shall not be less than (x) 1.75% per annum for all Revolving Credit Loans maintained as LIBO Rate Loans and outstanding prior to the Fifth Amendment Effective Date, (y) 1.75% for all Term Loans maintained as LIBO Rate Loans and outstanding prior to the First Amendment Effective Date and the making of the Replacement Term Loans and (z) 1.50% for all Term Loans maintained as LIBO Rate Loans and outstanding on and after the First Amendment Effective Date following the making of the Replacement Term Loans.”.

(xvi) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “LIBO Rate Loan” in its entirety as follows:

““LIBO Rate Loan” means a Loan that bears interest at a rate based on the LIBO Rate whether denominated in Dollars or in Euros.”.

(xvii) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Maturity Date” by deleting the text “the fifth anniversary of the Closing Date” from clause (ii) of such definition and inserting in lieu thereof the text “January 29, 2018”.

(xviii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Outstanding Amount” in its entirety as follows:

““Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans, Swing Line Loans, Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as applicable, on any date, the aggregate outstanding Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), Swing Line Loans, Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.”.

(xix) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Permitted Securitization” in its entirety as follows:

““Permitted Securitization” means a Securitization that complies with the following criteria: (i) the originator with respect to such Securitization shall be organized under the laws of Switzerland, Germany, France, The Netherlands, Sweden, Finland, Spain, the United Kingdom, Italy or the United States, (ii) the Securitization, including the sale of the Securitization Assets and the incurrence of Indebtedness in connection therewith is effected on market terms, taking into account the applicable Securitization market for assets similar to the respective Securitization Assets and the structure implemented for such Securitization (as determined in good faith by Holdings), (iii) the sum of the Maximum Securitization Facility Sizes for all Securitizations shall not at any time exceed $260,000,000 and (iv) the Securitization Seller’s Retained Interest and all proceeds thereof shall constitute Collateral hereunder and all necessary steps to perfect a security interest in such Securitization Seller’s Retained Interest of the Collateral Agent are taken by the Borrower or Restricted Subsidiary.”.

(xx) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Revolving Credit Borrowing” in its entirety as follows:

““Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and currency and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).”.

(xxi) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Revolving Credit Exposure” by deleting the text “principal amount” from such definition and inserting in lieu thereof the text “Dollar Amount”.

(xxii) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Second Lien Intercreditor Agreement” by inserting the following text at the end of clause (v) of such definition:

“(and, in any event, on a priority with respect to the Obligations relative to the First Lien Obligations consistent with the priority of distributions in respect of the Collateral required for the Obligations under a First Lien Intercreditor Agreement)”.

(b) Amendment to Section 1.10 (Pro Forma Calculations). Section 1.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 1.10 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.10; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.10, when calculating the Total Leverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio, as applicable, for purposes of (i) the definition of “Applicable Margin,” (ii) the Applicable ECF Percentage of Excess Cash Flow and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with any covenant pursuant to Section 7.11, the events described in this Section 1.10 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable

Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10, then the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.10.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and synergies projected by Holdings in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided, that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of Holdings, (B) such actions are taken within eighteen (18) months after the date of such Specified Transaction, (C) any cost savings, operating expense reductions and synergies that are not actually realized during such period may no longer be added pursuant to this clause (c) after the end of the fourth full fiscal quarter ending after the date of such Specified Transaction, and (D) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period. Notwithstanding the foregoing, (A) in no event shall the aggregate amount of pro forma adjustments under this clause (c) together with any add backs pursuant to clause (xi) of the definition of Consolidated EBITDA, increase Consolidated EBITDA by more than 7.5% for any Test Period, and (B) pro forma adjustments under this clause (c) shall not be included in computations of the Applicable Margin pursuant to Section 2.08 or the Applicable ECF Percentage pursuant to Section 2.05(b)(i).

(d) In the event that Holdings or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period and (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on (A) the last day of the applicable Test Period in the case of the Total Leverage Ratio, the Consolidated Secured Leverage Ratio and the First Lien Net Leverage Ratio and (B) the first day of the applicable Test Period in the case of the Fixed Charge Coverage Ratio. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chose, or if none, then based upon such optional rate chosen as Holdings may designate.”.

(c) Amendment to Section 1.11 (Currency Equivalents). Section 1.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 1.11 Currency Equivalents. For purposes of any computation determining compliance with any incurrence or expenditure tests set forth in Sections 6 and/or 7 (excluding Section 7.11) or any definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time).”.

(d) Amendment to Section 2.01 (The Loans). Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars or Euros as elected by the Borrower pursuant to Section 2.02 to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars) or LIBO Rate Loans, as further provided herein.”.

(e) Amendments to Section 2.02 (Borrowing, Conversion and Continuations of Loans).

(i) Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time, in the case of Borrowings denominated in Dollars, or London time, in the case of any Borrowing denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing of or conversion of Base Rate Loans to LIBO Rate Loans denominated in Dollars, (ii) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBO Rate Loans denominated in Euros and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of LIBO Rate Loans denominated in Dollars to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a minimum Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of

$250,000 in excess thereof. Except as provided in Section 2.03(c) or 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans, the currency in which the Revolving Credit Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans (which in the case of Revolving Credit Loans denominated in Euros shall be LIBO Rate Loans) are to be converted and (vi) if applicable, the duration of the Interest Period with respect thereto. If (x) with respect to LIBO Rate Loans denominated in Dollars, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Class of Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans or (y) with respect to LIBO Rate Loans denominated in Euros, the Borrower fails to give a timely notice requesting a continuation, then the applicable Class of Term Loans or Revolving Credit Loans shall be continued as LIBO Rate Loans with an Interest Period of one month. Any such automatic conversion pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of LIBO Rate Loans denominated in Euros), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.”;

(ii) Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in the applicable currency in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York, New York time) in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan denominated in Euros, in each case, on the Business Day specified in the applicable Committed Loan

Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above (it being understood that if such Borrowing is of LIBO Rate Loans denominated in Euros, the Borrower will be deemed to have requested that a portion of such Borrowing in an amount equal to the aggregate Swing Line Loans or L/C Borrowings that are to be repaid in accordance with this proviso be denominated in Dollars, and the Administrative Agent shall notify each Appropriate Lender of such amount).”; and

(iii) The last sentence in Section 2.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans denominated in Dollars may be requested as, converted to or continued as LIBO Rate Loans.”.

(f) Amendments to Section 2.03 (Letters of Credit).

(i) Section 2.03(a)(i) of the Credit Agreement is hereby amended by (1) restating clause (D) thereof in its entirety as follows:

“(D) such Letter of Credit would support obligations of the Borrower or any of its Subsidiaries in respect of the Seller Note, the 2013 Senior Secured Notes, any Junior Financing or any Equity Interest, or any other obligation of the Borrower or any of its Subsidiaries not reasonably satisfactory to the Administrative Agent;”;

(2) deleting the text “or” appearing at the end of clause (E) thereof;

(3) restating clause (F) thereof in its entirety as follows:

“(F) such Letter of Credit is in an initial Dollar Amount less than $100,000 (unless otherwise agreed by such L/C Issuer and the Administrative Agent); or”; and

(4) inserting a new clause (G) as follows as follows:

“(G) such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency.”.

(g) Amendments to Section 2.05 (Prepayments).

(i) Section 2.05(a) of the Credit Agreement is hereby amended by restating paragraph (i) thereof in its entirety as follows:

“(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part subject to a prepayment fee as provided in Section 2.09(c), if applicable, and otherwise without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:30 p.m. (New York, New York time in the case of Loans denominated in Dollars, or London time in the case of Loans denominated in Euros) three (3) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) 11:00 a.m. (New York, New York time) on the date of prepayment of Base Rate Loans; (2) any prepayment of LIBO Rate Loans shall be in a principal Dollar Amount of $1,000,000, or a whole multiple of $250,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Each prepayment of Term Loans pursuant to this Section 2.05(a)(i) shall reduce future scheduled amortization payments of Term Loans required pursuant to Section 2.07(a) as directed by the Borrower by written notice to the Administrative Agent at or prior to the time of such prepayment or, to the extent the Borrower has not provided such notice to the Administrative Agent at the time of such prepayment, in the direct order of maturity to the Term Loans.”; and

(ii) Section 2.05(b) of the Credit Agreement is hereby amended by restating paragraph (v) thereof in its entirety as follows:

“(v) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash

Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Revolving Credit Exposures exceed the aggregate Revolving Credit Commitments then in effect; and provided further that notwithstanding the foregoing, if the sum of the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations exceeds the aggregate amount of Revolving Credit Commitments then in effect by less than 5.0%, and any such excess is due solely to movements in currency exchange rates, then the Borrower shall not be required to take the foregoing actions to eliminate any such excess.”.

(h) Amendment to Section 2.06 (Termination or Reduction of Commitments). Section 2.06(b) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“In addition to and without limiting the foregoing, if on any date while the Commitment Reduction Condition is satisfied, Holdings or any Restricted Subsidiary realizes or receives Net Proceeds from any Disposition, the Borrower shall, on or prior to the date that is five (5) Business Days after the date of the realization or receipt by Holdings or any Restricted Subsidiary of such Net Proceeds, permanently reduce the aggregate Revolving Credit Commitments then in effect by an amount equal to 100% of all such Net Proceeds; provided that if but for the realization or receipt of the Net Proceeds from such Disposition, the aggregate Net Proceeds realized or received by Holdings and the Restricted Subsidiaries from all Dispositions since the Fifth Amendment Effective Date would not equal or exceed 30% of Total Assets as of such date, the Borrower shall only be required to permanently reduce the aggregate Revolving Credit Commitments pursuant to this sentence in connection with such Disposition in an amount equal to that portion of such Net Proceeds that causes all Net Proceeds realized or received by Holdings and the Restricted Subsidiaries from all Dispositions since the Fifth Amendment Effective Date to equal or exceed 30% of Total Assets as of such date.”

(i) Amendment to Section 2.08 (Interest). Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the provisions of Section 2.08(b), (i) each Term Loan or Revolving Credit Loan, as applicable, that is maintained as a LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the LIBO Rate for such Interest Period applicable to the currency in which such LIBO Rate Loan is denominated, plus (B) the Applicable Margin therefor plus (C) in the case of a LIBO Rate Loan of any Lender which is lent from a Lending Office in a Participating Member State, the Mandatory Cost; (ii) each Term Loan or Revolving Credit Loan, as applicable, that is maintained as a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable

Margin therefor; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin therefor.”.

(j) Amendment to Section 2.09 (Fees). Section 2.09(a) of the Credit Agreement is hereby amended by restating the first sentence of such Section as follows:

“(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to (x) prior to the Fifth Amendment Effective Date, 0.75%, and (y) on and after the Fifth Amendment Effective Date, 0.50%, in each case times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.”.

(k) Amendment to Section 2.12 (Payments Generally). Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein; provided that all payments by the Borrower hereunder in respect of principal of and interest on Revolving Credit Loans denominated in Euros shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Euros and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in Euros that is otherwise required pursuant hereto to be made in Euros, the Borrower shall make such payment in Dollars in the Dollar Amount of the Euro payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. (New York, New York time) in the case of payments in Dollars or (ii) after 2:00 p.m.

(London time) in the case of payments in Euros, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.”.

(l) Amendment to Section 2.16 (Incremental Credit Extensions). Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrower may at any time or from time to time after the Fifth Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments on the same terms as the Revolving Credit Facility (a “Revolving Commitment Increase”) in an aggregate amount not to exceed $25,000,000 following the Fifth Amendment Effective Date, provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist, (ii) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, all of the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), and (iii) subject to compliance with the provisions set forth in the preceding clauses (i) and (ii), the Borrower may obtain additional Revolving Commitment Increases so long as the First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the date of the then most recently ended Test Period, in each case, as if such Revolving Commitment Increases were fully utilized and Revolving Loans available pursuant thereto had been outstanding on the last day of such Test Period, and without netting cash received from Borrowings under such Revolving Commitment Increases when calculating the First Lien Net Leverage Ratio, shall not exceed 2.25:1.00.

(b) [Reserved].

(c) Each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less if such amount represents all remaining availability under the limit set forth in the first sentence of Section 2.16(a)).

(d) Each notice from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Revolving Commitment Increases. Revolving Commitment Increases may be provided, by any existing Lender (but no existing Lender will have an obligation to make a portion of any Revolving Commitment Increase) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional

Lender’s providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Lender. Commitments in respect Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Commitment Increases unless it so agrees.

(e) Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.16, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the

Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.”

(m) Amendment to Section 3.02 (Illegality). Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans (whether denominated in Dollars or Euros), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans in the affected currency or currencies shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or (I) if applicable and such Loans are denominated in Dollars, convert all of such Lender’s LIBO Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate) or (II) if applicable and such Loans are denominated in Euros, to the extent the applicable Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the Borrower and all of the Appropriate Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.”.

(n) Amendment to Section 3.03 (Inability to Determine Rates). Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits or Euro deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such LIBO Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such LIBO Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in Euros, the Borrower and the Lenders may establish a mutually acceptable alternative rate).”.

(o) Amendment to Section 3.04 (Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBO Rate Loans). Section 3.04 of the Credit Agreement is hereby amended by (1) inserting a new clause (c) as follows:

“(c) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, the Mandatory Cost would fail, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining LIBO Rate Loans, then within 15 days after demand of such Lender setting forth in reasonable detail the amount of any shortfall in compensation as a result of such failure (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such shortfall in compensation.”;

(2) re-lettering existing clauses (c), (d) and (e) in Section 3.04 as clauses (d), (e) and (f), respectively, and (3) inserting the following new clause (g) at the end of such Section:

“(g) For purposes of this Section 3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.”.

(p) Amendment to Section 3.05 (Funding Losses). Section 3.05 of the Credit Agreement is hereby amended by restating the last paragraph thereof in its entirety as follows:

“including foreign exchange losses and any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract (but excluding anticipated profits).”.

(q) Amendment to Section 6.14 (Further Assurances and Post-Closing Conditions). Section 6.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) No later than the date specified for such requirement set forth in Schedule 6.14 (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties and each Restricted Subsidiary that is not an Excluded Subsidiary shall deliver each Collateral Document set forth therein and, if applicable, a Guarantor Joinder, each duly executed by each such Person, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder and, if applicable, to issue the Guaranty, to the extent required pursuant to the Collateral and Guarantee Requirement (including payment of all taxes and duties), (ii) no later than the date specified for such requirement set forth in Schedule 6.14(a)(ii) (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties, as applicable, shall deliver the Collateral Documents or other documents, instruments or agreements set forth therein, (iii) no later than the date specified for such requirement set forth in Schedule 6.14(a)(iii) (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties, as applicable, shall deliver the Collateral Documents or other documents, instruments or agreements set forth therein and (iv) no later than the date specified for such requirement set forth in Schedule 6.14(a)(iv) (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties, as applicable, shall deliver the Collateral Documents or other documents, instruments or agreements set forth therein.”.

(r) Amendment to Section 6.15 (Designation of Subsidiaries). Section 6.15 of the Credit Agreement is hereby amended by restating clause (ii) of the proviso of such Section as follows:

“(ii) immediately after giving effect to such designation, Holdings shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (whether or not such covenants are applicable at such time in accordance with their terms)”.

(s) Amendments to Section 7.01 (Liens).

(i) Section 7.01(dd) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(dd) (i) Liens created under any Permitted Refinancing Notes Documents on Collateral securing Permitted Refinancing Notes that constitute First Lien Obligations permitted to be incurred under Section 7.03(t); provided that holders of such Indebtedness (or the First Lien Notes Representative) and the Collateral Agent shall have executed and delivered a First Lien Intercreditor Agreement (or, in the case of the 2013 Senior Secured Notes, the 2013 Intercreditor Agreement) and (ii) Liens created under any Permitted Refinancing Notes Documents on Collateral securing Permitted Refinancing Notes that constitute Second Lien Obligations permitted to be incurred under Section 7.03(t); provided that holders of such Indebtedness (or the respective Second Lien Notes Representative) and the Collateral Agent shall have executed and delivered a Second Lien Intercreditor Agreement;”.

(ii) Section 7.01(ee) of the Credit Agreement is hereby amended by deleting the text “and” appearing at the end thereof.

(iii) Section 7.01(ff) of the Credit Agreement is hereby amended by (1) deleting the period (“.”) and (2) inserting the text “; and” at the end thereof.

(iv) Section 7.01 of the Credit Agreement is hereby amended by inserting a new clause (gg) as follows:

“(gg) Liens incurred to secure obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 7.03(v); provided that (i) with respect to liens securing obligations permitted under this clause, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio calculated on a Pro Forma Basis would be no greater than in the case of (x) any such Indebtedness incurred on or prior to August 1, 2015, 4.25:1.00 and (y) any such Indebtedness incurred thereafter, 3.75:1.00; and (ii) such Indebtedness is secured only by assets comprising Collateral on either a pari passu or junior basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties and except as otherwise consented to by the Administrative Agent in writing (x) to the extent Liens securing any such Indebtedness are intended to be pari passu with the Lien of the Secured Parties securing the Obligations, the holders of such Indebtedness (or a representative thereof) shall have executed and delivered a First Lien Intercreditor Agreement and (y) to the extent Liens securing any such Indebtedness are intended to rank junior to the Lien of the Secured Parties securing the Obligations, the holders of such Indebtedness (or a representative thereof) shall have executed and delivered a Second Lien Intercreditor Agreement.”.

(v) Amendments to Section 7.02 (Investments).

(vi) Section 7.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Investments (i) by Holdings in the Borrower, Styron Investment Holdings Ireland, Styron Materials Ireland and any Intermediate Holding Company, (ii) by the Borrower or any Restricted Subsidiary in any Loan Party (other than a Parent Guarantor), (iii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iv) as of the Fifth Amendment Effective Date, as set forth on Schedule 7.02(c);”.

(vii) Section 7.02(i) of the Credit Agreement is hereby amended by restating clause (iii) of such Section as follows:

“(iii) Holdings and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Section 7.11 (whether or not such covenants are applicable at such time in accordance with their terms) after giving effect to such acquisition or investment and any related transactions (assuming for such purpose that the ratios set forth in Section 7.11 were 0.25x lower than the then-applicable ratio set forth in Section 7.11 (whether or not such covenants are applicable at such time in accordance with their terms));”.

(viii) Section 7.02(t) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(t) other Investments (including for Permitted Acquisitions pursuant to Section 7.02(i)(vii)) in an aggregate amount not to exceed (i) $100,000,000; plus, (ii) if the First Lien Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.00 to 1.00, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this paragraph, such election to be specified a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that with respect to any Investment made pursuant to clause (ii) above, no Default has occurred and is continuing or would result therefrom; plus (iii) the portion of contributions by the Investors to the common equity capital of the Borrower received by the Borrower in cash after the Closing Date and not otherwise used pursuant to Section 7.13(a)(iv) that the Borrower elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of the Borrower setting forth in reasonable detail the amount thereof elected to be so applied; or”.

(ix) Section 7.02(u) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(u) (i) Investments in joint ventures constituting or consisting of a contribution of or other transfer or distribution of assets (other than cash) to such joint venture in an aggregate amount during the term of this Agreement not to exceed 20% of Total Assets at the time any Investment is made pursuant to this clause (u); provided that at the time of each such Investment, the Total Leverage Ratio, calculated on a Pro Forma Basis for the Test Period most recently ended, shall be less than the Total

Leverage Ratio, calculated without giving Pro Forma Effect to such Investment, for such Test Period; provided, further, that the amount of Investments made pursuant to this clause (u) shall be calculated net of cash received by Holdings or a Restricted Subsidiary from the respective joint venture or third party joint venture partners in consideration for such Investment; and (ii) Investments consisting of licensing of intellectual property or contributions of know-how to joint ventures, in each case on a non-exclusive basis.”.

(t) Amendments to Section 7.03 (Indebtedness).

(i) Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Indebtedness of any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition and not otherwise permitted by another clause of this Section 7.03, provided, that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof or (ii) incurred to finance a Permitted Acquisition and any Permitted Refinancing thereof; provided that, (w) in the case of clauses (i) and (ii), such Indebtedness and all Indebtedness resulting from a Permitted Refinancing thereof is unsecured (except for Liens permitted by Section 7.01(x) securing Indebtedness (together with Permitted Refinancings thereof) in an aggregate principal amount outstanding not to exceed $50,000,000) and Liens permitted by Section 7.01(ff), (x) in the case of clauses (i) and (ii), both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom (other than, except in the case of an Event of Default under Section 8.01(a), in respect of any Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Default exists or would result therefrom), and (2) either (a) the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis is at least 2.00:1.00 or (b) the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries, after giving pro forma effect to the assumption or incurrence of such Indebtedness, would not be lower than immediately prior thereto and, in each case, Holdings and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 (whether or not such covenants are applicable at such time in accordance with their terms) and (y) in the case of any such incurred Indebtedness under clause (ii), such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date;”.

(ii) Section 7.03(o) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(o) [Reserved];”.

(iii) Section 7.03(r) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(r) (i) Indebtedness of Holdings and its Restricted Subsidiaries constituting foreign working capital facilities in an aggregate principal amount not to exceed $75,000,000 at any time outstanding and (ii) Indebtedness of Restricted Subsidiaries organized under the laws of the People’s Republic of China, Indonesia, Taiwan or the Republic of Korea constituting working capital facilities in an aggregate principal amount, for all such entities collectively, not to exceed $25,000,000 at any time outstanding;”.

(iv) Section 7.03(t) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(t) Permitted Refinancing Notes of the Borrower incurred under Permitted Refinancing Notes Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Notes, (ii) no Default then exists or would result therefrom, (iii) such Permitted Refining Notes are utilized solely to repay Term Loans and pay out of pocket transaction expenses incurred in connection therewith and the Net Proceeds therefrom shall be used to repay the Term Loans pursuant to Section 2.05(b)(iii), (iv) calculations are made by the Borrower demonstrating Pro Forma Compliance with the covenants set forth in Section 7.11 (whether or not such covenants are applicable at such time in accordance with their terms) and (v) the Borrower shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of preceding clauses (i), (ii), (iii) and (iv) and containing the calculations required by preceding clause (iv) for issuance of all such Indebtedness;”.

(v) Section 7.03 of the Credit Agreement is hereby further amended by inserting a new clause (v) as follows:

“(v) Indebtedness of the Borrower and each Guarantor if, on the date of such incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis is greater than 2.00:1.00; and”.

(vi) Section 7.03 of the Credit Agreement is hereby further amended by (1) re-lettering existing clause (v) thereof as clause (w) and (2) restating such clause as follows:

“(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.”.

(u) Amendment to Section 7.05. Section 7.05(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(n) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition no Default shall exist or would result from such Disposition (other than, except in the case of an Event of Default under Section 8.01(a), any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), (ii) with respect to any Disposition pursuant to this clause (n) for a purchase price in excess of $5,000,000, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens; provided, however, that for the purposes of this clause (n)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on Holdings most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, and (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (iii) each such sale is an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least fair market value and (iv) the Revolving Credit Commitments are terminated as (and to the extent) required by Section 2.06(b);”.

(v) Amendment to Section 7.06. Section 7.06(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) (A) after a Qualified IPO, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company and (ii) Restricted Payments of up to 6% per annum of the net proceeds received by (or contributed to) Holdings and its Restricted Subsidiaries from such Qualified IPO; and (B) other Restricted Payments (i) in an aggregate amount not to exceed $50,000,000; plus (ii) if the Consolidated Secured Leverage Ratio calculated on a Pro Forma Basis is less than 3.50 to 1.00, in an additional amount not to exceed the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this paragraph, such election to be specified a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that with respect to any Restricted Payment made pursuant to clause (B)(ii) above, no Default has occurred and is continuing or would result therefrom; and;”.

(w) Amendment to Section 7.10 (Capital Expenditures). Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Section 7.10 [Reserved]”.

(x) Amendments to Section 7.11 (Financial Covenants).

(i) Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) First Lien Net Leverage Ratio. Except with the written consent of the Required Revolving Credit Lenders, Holdings shall not permit the First Lien Net Leverage Ratio on the last day of any fiscal quarter set forth below to be greater than the ratio set forth below opposite such fiscal quarter if, as of such date, the aggregate Dollar Amount of Swing Line Loans, Revolving Credit Loans and L/C Obligations (excluding L/C Obligations relating to (x) Letters of Credit that have been Cash Collateralized in a manner satisfactory to the Administrative Agent and (y) Letters of Credit having an aggregate undrawn Dollar Amount not greater than $10,000,000) were outstanding at any one time in an amount greater than 25.00% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders (it being understood that in all cases calculation of compliance with this Section 7.11(a) shall be determined as of the last day of each fiscal quarter set forth below):

Fiscal Quarter Ending	Maximum First Lien Net Leverage Ratio
June 30, 2012	5.25:1.00
September 30, 2012	5.25:1.00
December 31, 2012	5.25:1.00
March 31, 2013	5.25:1.00
June 30, 2013	5.00:1.00
September 30, 2013	5.00:1.00
December 31, 2013	5.00:1.00
March 31, 2014	4.50:1.00
June 30, 2014	4.50:1.00
September 30, 2014	4.50:1.00
December 31, 2014	4.50:1.00
March 31, 2015 and thereafter	4.25:1.00

(ii) Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) [Reserved]”.

(y) Amendment to Section 7.13 (Prepayments, Etc. of Indebtedness). Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Holdings shall not, nor shall Holdings permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and AHYDO Payments shall be permitted) (x) any Indebtedness incurred under Section 7.03(g), (s) or (t) that is subordinated in right of payment or lien priority (in each case, other than the 2013 Senior Secured Notes), or (y) any other Indebtedness that is required to be subordinated to the Obligations in right of payment or lien priority (in each case, other than the 2013 Senior Secured Notes) pursuant to the terms of the Loan Documents (all Indebtedness described under (x), (y) and (z), collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) the prepayment of Junior Financing from, direct or indirect, contributions by the Investors to the common equity capital of the Borrower received by the Borrower in cash after the Closing Date, (v) prepayments or purchases of Junior Financings with Declined Proceeds to the extent such prepayments or purchases are required pursuant to the Junior Financing Documentation evidencing such Junior Financing and (vi) so long as the First Lien Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.00 to 1.00, in each case after giving effect thereto, repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Credit on such date that the Borrower elects to apply pursuant to this clause (vi), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied.”.

(z) Amendment to Section 7.21 (Covenants with Respect to Trinseo Materials Finance). Section 7.21 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.21 Covenants with Respect to Trinseo Materials Finance. Notwithstanding anything herein to the contrary, at all times that the 2013 Senior Secured Notes (or any other Indebtedness issued or co-issued by Trinseo Materials Finance) remain outstanding and Trinseo Materials Finance is a co-issuer or issuer thereof, Trinseo Materials Finance (a) shall be a Restricted Subsidiary hereunder, (b) shall not, at any time, own any assets (including cash, bank accounts or any other property), (c) shall not at any time, establish, create or acquire any Subsidiary or otherwise own the capital stock or any Person, or (d) shall not, without the prior written consent of the Required Lenders, amend, modify or change Article Three or Article Eleven of its certificate of incorporation.”.

(aa) Amendments to Section 8.01 (Events of Default).

(i) Section 8.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Non-Payment. Any Loan Party fails to pay in the currency required hereunder (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or”.

(ii) Section 8.01(b) of the Credit Agreement is hereby amended by deleting the text “or” appearing at the end of such Section and inserting the following text in lieu thereof:

“provided, further, that an Event of Default under this clause (b) with respect to a failure by Holdings to be in compliance with Section 7.11 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Credit Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; or”.

(bb) Amendment to Section 8.02 (Remedies Upon Event of Default). Section 8.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 8.02 Remedies Upon Event of Default. (a) If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b) with respect to a failure of Holdings to be in compliance with Section 7.11 unless, in such case, the conditions of the second proviso contained in Section 8.01(b) have been satisfied), the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; and

(b) subject to the first proviso in Section 8.01(b), if any Event of Default under Section 8.01(b) occurs with respect to a failure of Holdings to be in compliance with Section 7.11 and is continuing, the Administrative Agent may and, at the request of the Required Revolving Credit Lenders, shall take any or all of the following actions:

(i) declare the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and Swing Line Loans and any obligation of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Revolving Credit Loans and Swing Line Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Facility pursuant to which Revolving Credit Loans are made to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Revolving Credit Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.”.

(cc) Amendment to Section 8.04 (Application of Funds). Section 8.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (whether received as a consequence of the exercise of such remedies or a distribution out of any proceeding in respect of or commenced under any proceeding under any Debtor Relief Law including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of any Loan Party) shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Revolving Credit Lenders, Swing Line Lender and L/C Issuer (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to any other Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Fifth payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders in proportion to the respective amounts described in this clause Sixth payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Term Lenders in proportion to the respective amounts described in this clause Seventh held by them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Eighth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable.

The parties to each Loan Document (including each Loan Party) irrevocably agree that the provisions of this Section 8.04 constitute a

“subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code, and the terms hereof will survive, and will continue in full force and effect and be binding upon each of the parties hereto, in any proceeding under any Debtor Relief Law.”.

(dd) Amendment to Section 9.01 (Appointment and Authorization of Agents). Section 9.01(c) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“Each of the Secured Parties hereby further irrevocably appoints and authorizes the Collateral Agent to execute the 2013 Intercreditor Agreement, any other First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement and to take such actions on their behalf as specified therein.”.

(ee) Amendment to Section 9.11 (Amendments, Etc.). Section 9.11(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) to enter into the First Lien Intercreditor Agreement and/or a Second Lien Intercreditor Agreement, as the case may be, upon the incurrence of any Permitted Refinancing Notes incurred pursuant to Section 7.03(t) and permitted to be secured pursuant to Section 7.01(dd)(i) or (ii), as applicable; provided that the Borrower shall have provided, and the Administrative Agent and the Collateral Agent shall be entitled to rely upon, an officer’s certificate by a Responsible Officer to the effect that such Permitted Refinancing Notes are permitted to be incurred under Section 7.03(t) and permitted to be secured pursuant to Section 7.01(dd)(i) or (ii), as applicable.”.

(ff) Amendments to Section 10.01 (Amendments, Etc.).

(i) Section 10.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “First Lien Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);”.

(ii) Section 10.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “First Lien Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;”.

(iii) Section 10.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) change any provision of this Section 10.01, the definition of “Required Lenders,” “Required Class Lenders,” “Required Revolving Credit Lenders” or “Pro Rata Share,” Section 2.12(a), 2.12(g), 2.13 or 8.04 (or the equivalent provisions of the 2013 Intercreditor Agreement or any First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement) without the written consent of each Lender or of Section 2.06(c) without the written consent of each Lender directly affected thereby;”.

(iv) Section 10.01(g) of the Credit Agreement is hereby amended by deleting the text “or” appearing at the end of such clause.

(v) Section 10.01(h) of the Credit Agreement is hereby amended by inserting the text “or” at the end of such clause.

(vi) Section 10.01 of the Credit Agreement is hereby further amended by inserting a new clause (i) as follows:

“(i) change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans;”.

(vii) Section 10.01 is hereby further amended by (1) deleting the text “and” appearing immediately before clause (iv) in the proviso following Section 10.01(h) and (2) inserting the following new text immediately before the period at the end of such proviso:

“; and (v) only the consent of the Required Revolving Credit Lenders shall be necessary to amend or waive the terms and provisions of Section 7.11(a), the second proviso to Section 8.01(b) and Section 8.02(b) (and related definitions used in such Sections, but not as used in other Sections of this Agreement) and no such amendment or waiver of any such terms or provisions (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) shall be permitted without the consent of the Required Revolving Credit Lenders”.

(viii) Section 10.01 of the Credit Agreement is hereby further amended by restating the penultimate paragraph thereof in its entirety as follows:

“Notwithstanding anything to the contrary contained in this Section 10.01, Holdings, the Borrower and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to (i) effect the provisions of Section 2.16 or 2.17 or (ii) add Styron Finance Luxembourg S.à r.l. as a second borrower hereunder and under the other Loan Documents subject, in the case of this clause (ii), to the Administrative Agent’s prior satisfaction that all requirements reasonably necessary to add a second borrower have been completed, such requirements to be consistent with the provisions of Section 4.01.”.

(gg) Amendments to Section 10.23 (Australian Personal Property Securities Act). Section 10.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 10.23 Australian Personal Property Securities Act.

(a) If the Administrative Agent determines that a Loan Document (or a transaction in connection with it) is or contains a security interest for the purposes of the Australian PPS Law, the Loan Parties agree to do anything (such as obtaining consents, signing and producing documents, completing documents, arranging for documents to be completed and signed and supplying information) which the Administrative Agent asks and considers necessary for the purpose of:

(i) ensuring that the security interest is enforceable, perfected and otherwise effective;

(ii) enabling the Administrative Agent to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Administrative Agent and the Lenders; and

(iii) enabling the Administrative Agent to exercise rights in connection with the security interest.

(b) The Administrative Agent need not give any notice under the Australian PPS Law (including a notice of a verification statement) unless the notice is required by the Australian PPS Law and cannot be excluded.

(c) If a Loan Party holds any security interest for the purposes of the Australian PPS Law and if failure to perfect the security interest would materially adversely affect the Loan Party’s business, the Loan Party agrees to implement, maintain and comply in all material respects with, procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that all reasonable steps under the Australian PPS Law to continuously perfect those security interests including all steps reasonably necessary:

(i) to obtain, the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control); and

(ii) to reduce as far as possible the risk of a third party acquiring an interest free of the security (such as including the serial number in a financing statement for personal property that may or must be described by a serial number).

If the Administrative Agent requests, then the Loan Party must arrange at its expense an audit of its Australian PPS Law procedures. The Administrative Agent may request the Loan Party to do this if it reasonably suspects that a Loan Party is not complying with this section.”

(hh) Amendments to Schedules and Exhibits.

(i) A new Schedule 1.01C (Mandatory Cost), attached hereto as Exhibit A, is hereby added to the Credit Agreement.

(ii) A new Schedule 6.14(a)(iv) (Fifth Amendment Post-Closing Requirements), attached hereto as Exhibit B, is hereby added to the Credit Agreement.

(iii) A new Schedule 7.02(c) (Intercompany Investments), attached hereto as Exhibit C, is hereby added to the Credit Agreement.

(iv) Exhibit A (Committed Loan Notice) of the Credit Agreement is hereby amended by replacing such Exhibit with Exhibit D hereto.

(v) Exhibit D (Compliance Certificate) of the Credit Agreement is hereby amended by replacing such Exhibit with Exhibit E hereto.

SECTION 3. Revolving Commitment Increase Amendment to Credit Agreement.

(a) Subject to the effectiveness of the Secured Notes Consent and the Refinancing Amendment in accordance with Sections 1 and 2, respectively, hereof, and further subject to the relevant conditions specified in Section 2.16 of the Credit Agreement and the satisfaction of the conditions set forth in Section 6 hereof, each Revolving Commitment Increase Lender hereby agrees to make a Revolving Commitment Increase in the amount set forth opposite such Revolving Commitment Increase Lender’s name on Schedule 1 hereto.

(b) Subject to the effectiveness of the Secured Notes Consent and the Refinancing Amendment in accordance with Sections 1 and 2, respectively, hereof and the satisfaction of the conditions set forth in Section 6 hereof, upon the making of each Revolving Commitment Increase contemplated by Section 3(a) hereof, the Credit Agreement is hereby amended by restating the portion of Schedule 1.01A of the Credit Agreement under the heading “Revolving Credit Commitment” as set forth in Schedule 1 hereto. Pursuant to Section 2.16(e) of the Credit Agreement, each Revolving Credit Lender immediately prior to the making of the Revolving Commitment Increases will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations in Letters of Credit and (ii) participations in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. In addition, Revolving Credit Loans outstanding immediately prior to the effectiveness of the Revolving Commitment Increases shall on or prior to such effectiveness be prepaid from the proceeds of additional Revolving Credit Loans (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05 of the Credit Agreement. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 4. Conditions of Effectiveness of the Secured Notes Consent. Subject to Section 5(i) and Section 7, the Secured Notes Consent, as set forth in Section 1, shall become effective on the date when the Administrative Agent shall have received (x) the duly executed signature page from the Required Lenders and the Borrower, (y) the Offering Circular describing the offering of the 2013 Senior Secured Notes on terms reasonably acceptable to the Administrative Agent and (z) a certificate of a Responsible Officer of the Borrower, certifying that the issuance of the 2013 Senior Secured Notes and the entering into of the Permitted Refinancing Notes Documents with respect thereto will not cause a Default or an Event of Default to occur under the Credit Agreement.

SECTION 5. Conditions of Effectiveness of the Refinancing Amendment. Subject to Section 5(i) and Section 7, the Refinancing Amendment, as set forth in Section 2, shall become effective immediately after the effectiveness of the Secured Notes Consent, as set forth in Section 4, when the following conditions shall have been satisfied (the “Fifth Amendment Effective Date”):

(a) the Administrative Agent shall have received (i) the duly executed signature page from each Consenting Lender and the Borrower, (ii) a Guarantor Consent and Reaffirmation, substantially in the form attached hereto as Annex A, duly executed and delivered by each Guarantor and (iii) the first lien intercreditor agreement (the “2013 Intercreditor Agreement”), duly executed and delivered by the Borrower, each Guarantor and a representative for the 2013 Senior Secured Notes, which agreement shall provide, among other things, for distributions in respect of the Collateral to be paid in respect of the Obligations until all amounts outstanding under the Revolving Credit Facility (including post-petition interest, if applicable) and all amounts owed to the Hedge Banks are paid in full before any distributions are paid to the holders of First Lien Obligations;

(b) the Borrower shall have paid in full all fees and reasonable out-of-pocket expenses (i) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Fifth Amendment required to be paid in connection with this Fifth Amendment and (ii) of counsel to the Administrative Agent (including Attorneys Costs of White & Case LLP) in connection with this Fifth Amendment, the Credit Agreement and the other Loan Documents, in each case to the extent invoiced on or prior to the Fifth Amendment Effective Date;

(c) the Borrower and Trinseo Materials Finance shall have issued the 2013 Senior Secured Notes in an aggregate principal amount not to exceed $1,325,000,000 as described in the Offering Circular and on terms reasonably satisfactory to the Administrative Agent, and the Borrower shall have caused to be prepaid all outstanding Term Loans in full with the Net Proceeds received therefrom;

(d) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying that (x) the conditions precedent set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the Fifth Amendment Effective Date and (y) the issuance of the 2013 Senior Secured Notes and the entering into of the Permitted Refinancing Notes Documents with respect thereto will not cause a Default or an Event of Default to occur under the Credit Agreement;

(e) the Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date and signed by a financial officer of the Borrower, certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis after giving effect to the issuance of the 2013 Senior Secured Notes and the Revolving Commitment Increase Amendment on the Fifth Amendment Effective Date, are Solvent as of the Fifth Amendment Effective Date;

(f) the Administrative Agent shall have received from (i) Kirkland & Ellis LLP, New York counsel to the Borrower, (ii) Loyens & Loeff, Luxembourg counsel to the Borrower and (iii) from each other local counsel for the Loan Parties or the Administrative Agent (as applicable, determined by reference to customary practice in the applicable foreign jurisdictions), in each case, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Fifth Amendment Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(g) the Collateral Agent, on behalf of the Secured Parties, shall have received from the Borrower, or the applicable Loan Party, Collateral Documents reflecting amendments, supplements, restatements, amendment and restatements or other modifications as the Collateral Agent may reasonably request in order to carry out the purposes of the Collateral Documents, to the extent required by the Collateral and Guarantee Requirement; and

(h) with respect to each existing Mortgage, the Collateral Agent, on behalf of the Secured Parties, shall have received from the Borrower or the applicable Loan Party, to the extent requested by the Collateral Agent,

(i) a fully executed counterpart of an amendment to such existing Mortgage (individually, a “Mortgage Amendment” and, collectively, “Mortgage Amendments”; together with the existing Mortgages, as amended by the applicable Mortgage Amendments, if any, individually, an “Amended Mortgage” and, collectively, “Amended Mortgages”), each duly executed by the Borrower or the applicable Loan Party, as the case may be, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment as may be necessary to create, protect and preserve a valid, perfected Lien, subject only to the Liens permitted under each Amended Mortgage against the applicable Mortgaged Property (as defined in each applicable existing Mortgage) purported to be covered thereby;

(ii) a loan/mortgage modification endorsement and a date down endorsement in connection with each existing Mortgage Policy or a new Mortgage Policy, as applicable, which shall each be in form and substance reasonably satisfactory to the Collateral Agent and shall reasonably assure the Collateral Agent, without limitation, (A) as of the date of the loan/mortgage modification endorsement or the new Mortgage Policy, as applicable, that the Lien of each Amended Mortgage is of the same priority as the Lien of each applicable existing Mortgage, and (B) as of the date of the date down endorsement or the new Mortgage Policy, as applicable, that each Mortgaged Property is free and clear of all defects and encumbrances subject only to Liens permitted under each applicable Amended Mortgage;

(iii) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue an endorsement to each existing Mortgage Policy contemplated in subparagraph (ii) of this clause (g) and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement to each existing Mortgage Policy contemplated in subparagraph (ii) of this clause (g);

(iv) “Life-of-Loan” Federal Emergency Agency Standard Flood Hazard Determinations with respect to each Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Loan Party, and evidence of flood insurance, in the event any such Mortgaged Property or portion thereof is located in a special flood hazard area); and

(v) a favorable opinion, addressed to the Collateral Agent and each of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which each Mortgaged Property is located substantially to the effect, without limitation, that: (A) each Mortgage Amendment is in proper form for recording in order for each Amended Mortgage to create, when each applicable Mortgage Amendment is recorded in the appropriate recording office, a mortgage lien on the applicable Mortgaged Property, and a security interest in that part of the Mortgaged Property constituting fixtures; (B) the recording of each Mortgage Amendment in the appropriate recording office is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Amended Mortgage and the security interest in that part of the Mortgaged Property constituting fixtures created by such Amended Mortgage as security for the Secured Obligations (as defined in each of the existing Mortgages), including the Obligations evidenced by and as defined in the Credit Agreement, as amended pursuant to this Fifth Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; (C) each Amended Mortgage, following its due execution and delivery by the Borrower or the applicable Loan Party, shall constitute a legal, valid and binding obligation of the Borrower or the applicable Loan Party, as the case may be, enforceable against the Borrower or the applicable Loan Party in accordance with its terms, and upon recording in the applicable recording office shall create a valid, perfected lien on the applicable Mortgaged Property covered thereby; and (D) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the liens created by the Amended Mortgage, as security for the Secured Obligations, including the Obligations evidenced by and as defined in the Credit Agreement, as amended pursuant to the Fifth Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties.

(i) Notwithstanding the foregoing, this Fifth Amendment shall not become effective with respect to the Secured Notes Consent, as set forth in Section 1, or the Refinancing Amendment, as set forth in Section 2, and the Fifth Amendment Effective Date shall be deemed not to occur, if each of the conditions set forth or referred to in Sections 4 and 5 has not been satisfied at or prior to 11:59 p.m., New York City time, on March 30, 2013 (it being understood that any such failure of the Fifth Amendment Effective Date to occur will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 6. Conditions of Effectiveness of the Revolving Commitment Increase Amendment. Subject to Section 6(k) and Section 7, the Revolving Commitment Increase Amendment, as set forth in Section 3, shall become effective immediately after the effectiveness of the Refinancing Amendment pursuant to Section 5 above when the following conditions shall have been satisfied (the “Revolving Commitment Increase Effective Date”):

(a) the Administrative Agent shall have received (i) the duly executed signature page from each Revolving Commitment Increase Lender and the Borrower, (ii) a Guarantor Consent and Reaffirmation, substantially in the form attached hereto as Annex A, duly executed and delivered by each Guarantor and (iii) the 2013 Intercreditor Agreement, duly executed and delivered by the Borrower, each Guarantor and a representative for the 2013 Senior Secured Notes;

(b) the Borrower shall have paid in full all fees and reasonable out-of-pocket expenses (i) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Fifth Amendment required to be paid in connection with this Fifth Amendment and (ii) of counsel to the Administrative Agent (including Attorneys Costs of White & Case LLP) in connection with this Fifth Amendment, the Credit Agreement and the other Loan Documents, in each case to the extent invoiced on or prior to the Revolving Commitment Increase Effective Date;

(c) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying that (i) the conditions precedent set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the Revolving Commitment Increase Effective Date and (ii) the conditions precedent to the effectiveness of the Revolving Commitment Increase set forth in Section 2.16 of the Credit Agreement have been satisfied on and as of the Revolving Commitment Increase Effective Date;

(d) the Administrative Agent shall have received a certificate, dated the Revolving Commitment Increase Effective Date and signed by a financial officer of the Borrower, certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis after giving effect to the issuance of the 2013 Senior Secured Notes and the Revolving Commitment Increase Amendment on the Revolving Commitment Increase Effective Date, are Solvent as of the Revolving Commitment Increase Effective Date;

(e) each Revolving Commitment Increase Lender shall have received all documentation and other information, if any, required by regulatory authorities with respect to the Borrower reasonably requested on or prior to the Revolving Commitment Increase Effective Date by such Revolving Commitment Increase Lender under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act;

(f) the Administrative Agent shall have received (i) a copy of the Organizational Documents, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State (or similar Governmental Authority) of the jurisdiction of its organization and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority, and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Revolving Commitment Increase Effective Date and certifying (A) that attached thereto is a true and complete copy Organizational Documents of such Loan Party as in effect on the Revolving Commitment Increase Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Fifth Amendment and, if applicable, Guarantor Consent and Reaffirmation to which such Person is a party and, in the case of the Borrower, the borrowings under the Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organizational Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

(g) the Administrative Agent shall have received (i) a fully executed supplement to the Perfection Certificate (the “Perfection Certificate Supplement”) with updated schedules and (ii) the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to the Loan Parties in the states or other jurisdictions of formation and headquarters of such Person and with respect to such other locations and names listed on the Perfection Certificate Supplement, together with, in the case of clause (y), copies of the financing statements (or similar documents) disclosed by such search;

(h) the Administrative Agent shall have received from (i) Kirkland & Ellis LLP, New York counsel to the Borrower, (ii) Loyens & Loeff, Luxembourg counsel to the Borrower and (iii) from each other local counsel for the Loan Parties or the Administrative Agent (as applicable, determined by reference to customary practice in the applicable foreign jurisdictions), in each case, an opinion addressed to the Administrative Agent, the Collateral Agent and each Revolving Commitment Increase Lender and dated the Revolving Commitment Increase Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent;

(i) the Collateral Agent, on behalf of the Secured Parties, shall have received from the Borrower, or the applicable Loan Party, Collateral Documents reflecting amendments, supplements, restatements, amendment and restatements or other modifications as the Collateral Agent may reasonably request in order to carry out the purposes of the Collateral Documents, to the extent required by the Collateral and Guarantee Requirement; and

(j) with respect to each existing Mortgage, the Collateral Agent, on behalf of the Secured Parties, shall have received from the Borrower or the applicable Loan Party, to the extent requested by the Collateral Agent,

(i) a fully executed counterpart of an amendment to such existing Mortgage (individually, a “Mortgage Amendment” and, collectively, “Mortgage Amendments”; together with the existing Mortgages, as amended by the applicable Mortgage Amendments, if any, individually, an “Amended Mortgage” and, collectively, “Amended Mortgages”), each duly executed by the Borrower or the applicable Loan Party, as the case may be, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment as may be necessary to create, protect and preserve a valid, perfected Lien, subject only to the Liens permitted under each Amended Mortgage against the applicable Mortgaged Property (as defined in each applicable existing Mortgage) purported to be covered thereby;

(ii) a loan/mortgage modification endorsement and a date down endorsement in connection with each existing Mortgage Policy which shall each be in form and substance reasonably satisfactory to the Collateral Agent and shall reasonably assure the Collateral Agent, without limitation, (A) as of the date of the loan/mortgage modification endorsement that the Lien of each Amended Mortgage is of the same priority as the Lien of each applicable existing Mortgage, and (B) as of the date of the date down endorsement each Mortgaged Property is free and clear of all defects and encumbrances subject only to Liens permitted under each applicable Amended Mortgage;

(iii) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue an endorsement to each existing Mortgage Policy contemplated in subparagraph (ii) of this clause (g) and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement to each existing Mortgage Policy contemplated in subparagraph (ii) of this clause (g);

(iv) “Life-of-Loan” Federal Emergency Agency Standard Flood Hazard Determinations with respect to each Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Loan Party, and evidence of flood insurance, in the event any such Mortgaged Property or portion thereof is located in a special flood hazard area); and

(v) a favorable opinion, addressed to the Collateral Agent and each of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which each Mortgaged Property is located substantially to the effect, without limitation, that: (A) each Mortgage Amendment is in proper form for recording in order for each Amended Mortgage to create, when each applicable Mortgage Amendment is recorded in the appropriate recording office, a mortgage lien on the applicable Mortgaged Property, and a security interest in that part of the Mortgaged Property constituting fixtures; (B) the recording of each Mortgage Amendment in the appropriate recording office is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Amended Mortgage and the security interest in that part of the Mortgaged Property constituting fixtures created by such Amended Mortgage as security for the Secured Obligations (as defined in each of the existing Mortgages), including the Obligations evidenced by and as defined in the Credit Agreement, as amended pursuant to this Fifth Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; (C) each Amended Mortgage, following its due execution and delivery by the Borrower or the applicable Loan Party, shall constitute a legal, valid and binding obligation of the Borrower or the applicable Loan Party, as the case may be, enforceable against the Borrower or the applicable Loan Party in accordance with its terms, and upon recording in the applicable recording office shall create a valid, perfected lien on the applicable Mortgaged Property covered thereby; and (D) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the liens created by the Amended Mortgage, as security for the Secured Obligations, including the Obligations evidenced by and as defined in the Credit Agreement, as amended pursuant to the Fifth Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties.

(k) Notwithstanding the foregoing, this Fifth Amendment shall not become effective with respect to the Revolving Commitment Increase Amendment, as set forth in Section 3, and the Revolving Commitment Increase Effective Date shall be deemed not to occur, if each of the conditions set forth or referred to in Section 6 has not been satisfied at or prior to 11:59 p.m., New York City time, on March 30, 2013 (it being understood that any such failure of the Revolving Commitment Increase Effective Date to occur will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 7. Representations and Warranties. The Borrower and each of the other Loan Parties represent and warrant as follows as of the date hereof, as of the Fifth Amendment Effective Date and as of the Revolving Commitment Increase Effective Date:

(a) The execution, delivery and performance by each Loan Party of this Fifth Amendment are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by each Loan Party of this Fifth Amendment will (a) contravene the terms of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable material Law, except to the extent that any such breach, contravention or payment (but not the creation of any Lien) referred to in clause (b)(i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) This Fifth Amendment has been duly executed and delivered by each Loan Party that is a party to the Loan Documents and constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Upon the effectiveness of each and all parts of this Fifth Amendment, and both before and immediately after giving effect to each and all parts of this Fifth Amendment and the making of each Revolving Commitment Increases, no Default or Event of Default exists.

(d) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and each other Loan Document immediately before and after giving effect to each and all parts of this Fifth Amendment is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date.

SECTION 8. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Fifth Amendment Effective Date or the Revolving Commitment Increase Effective Date, as applicable, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fifth Amendment; (ii) each Revolving Commitment Increase shall constitute a “Revolving Credit Commitment” as defined in the Credit Agreement; and (iii) each Revolving Commitment Increase Lender shall constitute a “Lender” as defined in the Credit Agreement.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by each and all parts of this Fifth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Fifth Amendment.

(c) The execution, delivery and effectiveness of any part of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of any part of this Fifth Amendment, this Fifth Amendment shall for all purposes constitute a Loan Document.

SECTION 9. Specific Limitations Applicable to Singapore Subsidiaries and Hong Kong Subsidiaries. Notwithstanding anything to the contrary contained in this Fifth Amendment, until such time as all required statutory whitewash processes under Section 76(10) of the Companies Act, Chapter 50 of Singapore have been completed, each Singapore Subsidiary and each Hong Kong Subsidiary executing this Fifth Amendment as a Guarantor acknowledges and agrees as to the aforesaid matters other than in respect of the 2013 Senior Secured Notes.

SECTION 10. Execution in Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Fifth Amendment shall be effective as delivery of an original executed counterpart of this Fifth Amendment.

SECTION 11. Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to conflict of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 12. Instruction and Authorization of Collateral Agent. Each of the Lenders party hereto hereby authorizes and instructs the Collateral Agent to enter into, in each case in its capacity as Collateral Agent, (x) the 2013 Intercreditor Agreement and (y) an amendment to the Security Agreement for the purpose of amending Section 2.03(c)(ii) thereof in order to permit the grantors thereunder to incur Liens on the Collateral as permitted under the Credit Agreement and as contemplated in the Offering Circular.

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Exhibit A to

Fifth Amendment to Credit Agreement

Schedule 1.01C

MANDATORY COST

[see attached]

Schedule 1.01C

to Credit Agreement

Mandatory Cost

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

E x 0.01	percent per annum
300

Where:

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Revolving Credit Lenders to the Administrative Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule 1.01C:

(a)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	If requested by the Administrative Agent or the Borrower, each Revolving Credit Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Revolving Credit Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Revolving Credit Lender as being the average of the Fee Tariffs applicable to such Revolving Credit Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Revolving Credit Lender.

7.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing (including by means of electronic mail) on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing (including by means of electronic mail) of any change to the information provided by it pursuant to this paragraph.

8.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender or the Revolving Credit Lenders pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

9.	The rates of charge of each Revolving Credit Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender’s Lending Office.

10.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Revolving Credit Lenders on the basis of the Additional Cost Rate for each Revolving Credit Lender based on the information provided by each Lender and the Revolving Credit Lenders pursuant to paragraphs 3, 6 and 7 above.

11.	Any determination by the Administrative Agent pursuant to this Schedule 1.01C in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties hereto.

12.

The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule 1.01C in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties hereto.

Exhibit B to

Fifth Amendment to Credit Agreement

Schedule 6.14(a)(iv)

Fifth Amendment Post-Closing Requirements

1.	Singapore Subsidiaries. Each Singapore Subsidiary (a) shall complete all required whitewash procedures under Section 76(10) of the Companies Act, Chapter 50 of Singapore relating to any provision of financial assistance by such Singapore Subsidiary under the Credit Agreement (including, for avoidance of doubt, in relation to the 2013 Senior Secured Notes) no later than sixty (60) days following the Fifth Amendment Effective Date and, upon completion of such whitewash procedures, shall promptly provide the Collateral Agent with certified copies of any documents relating to the whitewash procedures and (b) shall have executed, no later than ninety (90) days following the Fifth Amendment Effective Date, all such Collateral Documents (including the PRC Equity Interest Pledge Agreements by Styron Holdings Asia Pte. Ltd.) reflecting amendments, supplements, restatements, amendment and restatements or other modifications, as desirable or necessary to ensure (i) the validity, legality and enforceability of the applicable Collateral Documents and (ii) that all of the Collateral described in the Collateral Documents shall continue to secure (on the same basis required pursuant to the definition of “Collateral and Guarantee Requirement”) the payment of all Obligations of the Loan Parties under the Loan Documents in accordance with the applicable laws of Singapore, in each case, as amended by this Fifth Amendment, and the Administrative Agent shall have received an opinion or opinion(s) relating to such Collateral Documents in form and substance reasonably acceptable to the Administrative Agent.

2.	Real Property. With respect to each existing Mortgage, no later than sixty (60) days following the Fifth Amendment Effective Date, the Collateral Agent shall have received the documents and other instruments required to be delivered pursuant to Sections 5(h)(i), 5(h)(ii), 5(h)(iii) and 5(h)(v) of the Fifth Amendment.

3.	China.

a.	No later than ninety (90) days following the Fifth Amendment Effective Date, the Approval and De-registration of (i) the Equity Interest Pledge Agreement dated as of January 5, 2011, among Styron Holdings Asia Pte. Ltd. (“SHP”), Styron S/B Latex (Zhangjiagang) Company Limited (“Styron S/B”) and the Collateral Agent and (ii) the Equity Interest Pledge Agreement dated as of January 5, 2011, among SHP, SAL Petrochemical (Zhangjiagang) Company Limited (“SAL”) and the Collateral Agent with the Department of Commerce of Jiangsu Province and with the Administration for Industry and Commerce in Zhangjiagang Free Trade Zone of Jiangsu Province shall have been completed.

b.	No later than February 8, 2013, the Collateral Agent shall have received (i) the Equity Interest Pledge Agreement for a pledge over the equity interest held by SHP in Styron S/B by and among Styron S/B, SHP and the Collateral Agent (“Styron S/B Pledge Agreement”), (ii) the Equity Interest Pledge Agreement for a pledge over the equity interest held by SHP in SAL by and among SAL, SHP and the Collateral Agent (“SAL Pledge Agreement”), (iii) the Consolidated Financing Agreement by and among the Borrower, Trinseo Materials Finance, Inc., the Collateral Agent and Wilmington Trust, National Association, (iv) the Pledge Release Agreement by and among SHP, Stryon S/B and the Collateral Agent and (v) the Pledge Release Agreement by and among SHP, SAL and the Collateral Agent.

c.	No later than one hundred and twenty (120) days following the Fifth Amendment Effective Date, the Approval and Registration of the Styron S/B Pledge Agreement and the SAL Pledge Agreement with the Department of Commerce of Jiangsu Province and the Administration for Industry and Commerce in Zhangjiagang Free Trade Zone of Jiangsu Province shall have been completed.

4.	France. No later than February 8, 2013, the Collateral Agent shall have received:

a.	a fifth ranking pledge agreement over pledge account by Styron B.V. in favor of the Collateral Agent, adding the Hedge Banks as secured parties thereunder;

b.	a fourth ranking pledge agreement over bank account by Styron France SAS in favor of the Collateral Agent, adding the Hedge Banks as secured parties thereunder; and

c.	a fourth ranking pledge agreement over pledged receivables by Styron France SAS in favor of the Collateral Agent, adding the Hedge Banks as secured parties thereunder.

5.	Italy.

a.	No later than February 8, 2013, the Collateral Agent shall have received:

i.	a third deed of amendment to the Pledge Over Bank Accounts dated August 13, 2010 by Styron Italia S.r.l. in favor the Collateral Agent;

ii.	a third deed of amendment to the Assignment of Receivables Agreement by Styron Italia S.r.l. in favor of the Collateral Agent; and

iii.	a third deed of amendment to the Pledge Over the entire corporate capital of Styron Italia S.r.l. by Styron Holding B.V. in favor of the Collateral Agent.

b.	No later than five (5) Business Days following the Fifth Amendment Effective Date, the Administrative Agent shall have received from Italian counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

6.	Spain. No later than February 8, 2013, the Collateral Agent shall have received a Spanish law security ratification agreement by Styron Holdings B.V. and Styron Spain, S.L. in favor of the Collateral Agent.

7.	Germany. No later than February 8, 2013, the Collateral Agent shall have received a German law notarial Confirmation and Amendment Agreement between Styron Deutschland GmbH, Styron Netherlands B.V. and Styron Holding B.V. in favor of the Collateral Agent.

8.	Australia. No later than ninety (90) days following the Fifth Amendment Effective Date, the Collateral Agent shall have received a Share Security Deed by SHP in favor of the Collateral Agent.

Exhibit C to

Fifth Amendment to Credit Agreement

Schedule 7.02(c)

INTERCOMPANY INVESTMENTS

[see attached]

Schedule 7.02(c)

To Credit Agreement

Intercompany Investments

Lending Entity	Borrowing Entity	Amount	Currency
Trinseo Materials Operating S.C.A.	Styron Spain S.L.	1,846,000.00	EUR
Trinseo Materials Operating S.C.A.	Styron Belgium B.V.B.A.	6,920,000.00	EUR
Trinseo Materials Operating S.C.A.	Styron Sverige AB	70,523,000.00	SEK
Trinseo Materials Operating S.C.A.	Styron UK Limited	1,741,000.00	GBP
Trinseo Materials Operating S.C.A.	Styron Holding B.V.	12,887,000.00	EUR
Styron Holding B.V.	Styron Italia s.r.l.	12,887,000.00	EUR
Trinseo Materials Operating S.C.A.	Styron France S.A.S.	2,450,000.00	EUR
Trinseo Materials Operating S.C.A.	Styron Kimya Ticaret Limited Sirketi	5,949,865.00	USD
Trinseo Materials Operating S.C.A.	Styron US Holding, Inc.	257,710,412.00	USD
Trinseo Materials Operating S.C.A.	Styron Europe GmbH	153,498,142.00	EUR
Trinseo Materials Operating S.C.A.	Styron Europe GmbH	55,848,655.00	EUR
Trinseo Materials Operating S.C.A.	Styron Europe GmbH	50,983,048.26	USD
Trinseo Materials Operating S.C.A.	Styron Deutschland GmbH	76,000,000.00	EUR
Trinseo Materials Operating S.C.A.	Styron Netherlands B.V.	60,878,738.00	EUR

Exhibit D to

Fifth Amendment to Credit Agreement

Exhibit A

COMMITED LOAN NOTICE

[see attached]

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	Deutsche Bank AG New York Branch, as Administrative Agent

60 Wall Street

New York, NY 10005

Attention: [                    ]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Materials Operating S.C.A. (formerly known as Styron S.ŕ r.l. and Trinseo Materials Operating S.ŕ r.l.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

A Borrowing of new Loans

A conversion of Loans denominated in Dollars made on

A continuation of LIBO Rate Loans made on

to be made on the terms set forth below:

(A)	Class of Borrowing

(B)	Date of Borrowing, conversion or continuation (which is a Business Day) [1]

(C)	Principal amount[2]

[1]	Notice must be received not later than 12:30 p.m. (New York, New York time, in the case of Borrowings denominated in Dollars, or London time, in the case of Borrowings denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing of or conversion of Base Rate Loans to LIBO Rate Loans denominated in Dollars, (ii) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBO Rate Loans, conversion of Base Rate Loans to LIBO Rate Loans denominated in Euros and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of LIBO Rate Loans denominated in Dollars to Base Rate Loans.

(D)	Currency of Loan[3]

(E)	Type of Loan[4]

(F)	Interest Period and the last day thereof[5]

(G)	Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.]6

TRINSEO MATERIALS OPERATING S.C.A.,

By:
Name:
Title:

[2]	LIBO Rate borrowing minimum Dollar Amount of $1,000,000, as applicable, and borrowings also allowed in whole multiples of a Dollar Amount of $250,000, in excess thereof, as applicable. Base Rate borrowing minimum Dollar Amount of $500,000 and borrowings also allowed in whole multiples of a Dollar Amount of $100,000 in excess thereof.
[3]	Applicable for Revolving Credit Loans. Specify Euros or Dollars. If no currency is specified, the requested Borrowing shall be in Dollars.
[4]	Specify LIBO Rate or Base Rate (which in the case of Revolving Credit Loans denominated in Euros shall be LIBO Rate Loans). If (x) with respect to LIBO Rate Loans denominated in Dollars, the Borrower fails to specify the Type of Loan or fails to give a timely notice requesting a continuation, then the applicable Class of Term Loans or Revolving Credit Loans shall be made as Base Rate Loans or (y) with respect to LIBO Rate Loans denominated in Euros, the Borrower fails to give a timely notice requesting a continuation, then the applicable Class of Term Loans or Revolving Credit Loans shall be continued as LIBO Rate Loans with an Interest Period of one month.
[5]	Applicable for LIBO Rate Borrowings/Loans only.
[6]	Insert bracketed language if the Borrower is making a Request for Credit Extension after the Closing Date.

Exhibit E to

Fifth Amendment to Credit Agreement

Exhibit D

COMPLIANCE CERTIFICATE

[see attached]

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of June 17, 2010 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.A R.L. and TRINSEO MATERIALS OPERATING S.A R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, certifies as follows:

1.	[Attached hereto as Exhibit A is the consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 20[ ] and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, [setting forth in each case in comparative form the figures for the previous fiscal year,][1]with accompanying management discussion and analysis, [2]all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion has been prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.][3]

2.	[Attached hereto as Exhibit A is the consolidated balance sheet of Holdings and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, [setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year,][4] to the extent required by Section 6.01(b) of the Credit Agreement all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end

[1]	Subject to Section 1.05 of the Credit Agreement
[2]	Such comparative figures and accompanying management discussions and analysis shall not be required to be delivered for the fiscal year ending December 31, 2010.
[3]	To be included if accompanying annual financial statements only.
[4]	Subject to Section 1.05 of the Credit Agreement

D-1

audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.][5]

3.	[Attached as Exhibit B hereto is a detailed consolidated budget for 20[ ] (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of 20[ ], the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections are prepared in good faith and are based on the reasonable assumptions at the time of preparation of such Projections it being understood that actual results may vary from such Projections and such variations may be material.][6]

4.	To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, describe in reasonable detail the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

5.	[The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

First Lien Net Leverage Ratio:

Consolidated Total Net First Lien Indebtedness=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0

Supporting detail showing the calculation of First Lien Net Leverage Ratio is attached hereto as Schedule 1.] 7

6.	[Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.]8][9]

[5]	To be included if accompanying quarterly financial statements only.
[6]	To be included only in annual compliance certificate.
[7]	To be included only if Section 7.11 is applicable for the reporting period.
[8]	Information required by Section 6.02(d)(i) to be included only in annual compliance certificate.
[9]	Items 4-6 may be disclosed in a separate certificate no later than 5 business days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

D-2

SCHEDULE 1

(A)	First Lien Net Leverage Ratio: Consolidated Total Net First Lien Indebtedness to Consolidated EBITDA

(1)	Consolidated Total Net Debt as of [ ], 20[ ]:

	(a)	At any date of determination, the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries that are consolidated entities of Holdings in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition) consisting of the sum of the following:

		(i)	Indebtedness for borrowed money

		(ii)	Attributable Indebtedness

		(iii)	debt obligations evidenced by promissory notes or similar instruments minus

	(b)	the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries in each case, free and clear of Liens at all times, other than non consensual Liens permitted by Section 7.01,

Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Net Debt, (iii) the aggregate principal amount of the Revolving Credit Facility during any relevant period shall be calculated based on the daily average outstanding amount of the Revolving Credit Loans and the Swing Line Loans during such period and (iv) Consolidated Total Net Debt shall not include the aggregate principal amount of outstanding Indebtedness of each Securitization Subsidiary that is a consolidated entity of Holdings in accordance with GAAP under any Permitted Securitizations on such date.

Consolidated Total Net Debt

(2)	Consolidated Total Net First Lien Indebtedness as of [ ], 20[ ]

	(a)	Consolidated Total Net Debt as of [ ], 20[ ]

minus

	(b)	Any portion of Consolidated Total Net Debt that is unsecured or that is secured by a Lien on any assets of Holdings or any of its Restricted Subsidiaries that is expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties in all respects (it being understood that the Liens granted to secure the 2013 Senior Secured Notes and any other Liens granted to secure Indebtedness on similar terms to the 2013 Senior Secured Notes (and any refinancing thereof) are not, for the purpose of this definition, expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties).

Consolidated Total Net First Lien Indebtedness

(3)	Consolidated EBITDA:

	(a)	Consolidated Net Income:

		(i)	the net income (loss) of Holdings in accordance with GAAP; the Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings for such period determined on a consolidated basis in accordance with GAAP (which shall be determined with respect to any period ending on or prior to the Closing Date in accordance with Section 1.05(b)), excluding, without duplication:

			(A)	after-tax effect of non-recurring or extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period,

			(B)	the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

			(C)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense or cost whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45),

(D)	accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP,

(E)	any net after-tax gains or losses from abandoned, disposed of or discontinued operations,

(F)	any net after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by Holdings,

(G)	the net income (loss) for such period of any Person that is not a Subsidiary of Holdings, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period,

(H)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(I)	any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Holdings or the Seller or any of its direct or indirect Restricted Subsidiaries in connection with the Transactions,

(J)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days),

(K)	to the extent covered by insurance and actually reimbursed, expenses, charges or losses with respect to liability or casualty events or business interruption,

(L)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature,

(M)	the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower, or is merged into, amalgamated or consolidated with Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10),

		(N)	any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133,

		(O)	the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations,

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions or other Investments, or the amortization or write-off of any amounts thereof.

(b)	plus, without duplication, the following amounts (in each case, to the extent deducted (and not added back) in arriving at such Consolidated Net Income for such period) for such period with respect to Holdings, its Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings in accordance with GAAP (which shall be determined with respect to any period ending on or prior to the Closing Date in accordance with Section 1.05(b) of the Credit Agreement:

	(i)	total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii)	provision for taxes based on income, profits or capital gains of Holdings and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)	depreciation and amortization,

(iv)	duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) in an aggregate amount of all items deducted pursuant to this clause (iv) not to exceed (A) $10,000,000 with respect to the Transaction Expense incurred, accrued or paid after the end of the first full fiscal quarter after the Closing Date and (B) with respect to costs, expenses, charges and reserves (other than Transaction Expenses) (x) $12.5 million for the period from July 1, 2010 to December 31, 2010 and (y) otherwise, $25 million in any other fiscal year; provided that (I) the unused amounts in any fiscal year (without giving effect to any amount carried over from a prior fiscal year) under this clause (y) may be carried over to the next succeeding fiscal year (but not any other fiscal year) and (II) amounts deducted in any fiscal year shall first be deemed to be allocated against the scheduled amount for such fiscal year before giving effect to any carried over amount,

(v)	the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary,

(vi)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued to the Investors or their Affiliates (or management companies) under the Investor Management Agreement,

(vii)	any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(viii)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix)	non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (ix) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid,

(x)	any net loss from discontinued operations,

(xi)	the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Holdings in good faith to be realized in connection with the Transactions or any Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02(a), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized and factually supportable in the good faith judgment of the Borrower, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, Disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with the Transactions or a Specified Transaction following the Closing Date, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xi) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies and (E) any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies pursuant to this clause (xi) shall be subject to the limitations set forth in Section 1.10(c),

	(xii)	proceeds of business interruption insurance,

(c)	minus, without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following:

	(i)	non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

	(ii)	any net gain from discontinued operations,

	(iii)	the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(ix)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received), provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness),

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments,

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement (i) for any period that includes any of the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, Consolidated EBITDA for such fiscal quarters shall be $71,626,551, $64,069,498, $62,017,229 and $83,659,434, respectively; provided, however, that Consolidated EBITDA for any of the foregoing periods shall be increased by the amount attributable to Returns during such period, if any, made to the Acquired Business with respect to the Target JV Interests which are acquired by Holdings or any Restricted Subsidiary on or after the Closing Date, (ii) calculations of Consolidated EBITDA for the fiscal quarter ending June 30, 2010 shall be made as provided in Schedule 1.01(o) of the Acquisition Agreement subject to, without duplication, the add backs provided for above in this definition, (iii) for any period that includes any of the fiscal quarters ended June 30, 2010 or September 30, 2010, Consolidated EBITDA for such fiscal quarters shall be $87,502,000 and $108,503,000, respectively, (iv) for any period that includes any of the fiscal quarters ended March 31, 2012, December 31, 2011 or September 30, 2011, Consolidated EBITDA, excluding pro forma adjustments (if any) pursuant to Section 1.10, for such fiscal quarters shall be $143,966,000, $28,637,000 and $68,119,000, respectively, and (v) for any period that includes any of the fiscal quarters ended September 30, 2012 or June 30, 2012, Consolidated EBITDA, excluding pro forma adjustments (if any) pursuant to Section 1.10, for such fiscal quarters shall be $73,340 and $46,844, respectively.

Consolidated EBITDA

Consolidated Total Net First Lien Indebtedness to Consolidated EBITDA	[ ]:1.00

Covenant Requirement	No more than [ ]:1.00

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered this      day of             , 20[    ].

TRINSEO MATERIALS OPERATING SCA

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A.,
as the Borrower, acting through its general partner
Trinseo Materials S.à r.l.

a Société en commandite par actions
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg: B 153586

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Chief Financial Officer and authorized signatory

STYRON LLC,
as a Guarantor

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Executive Vice President and Chief Financial Officer

STYRON US HOLDING, INC.,
as a Guarantor

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Executive Vice President and Chief Financial Officer

TRINSEO MATERIALS FINANCE, INC.,
as a Guarantor

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Fifth Amendment to Credit Agreement]

STYRON AUSTRALIA PTY LTD as a Guarantor in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ MARK STEWART TUCKER	/s/ Tim Thomas

Signature of director	Signature of company secretary/director

MARK STEWART TUCKER	Tim Thomas
Full name of director	Full name of company secretary/director

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

STYRON BELGIUM BVBA,
as a Guarantor

By:	/s/ Frans Hordies

	Name:	Frans Hordies
	Title:	Director/Attorney-in-fact

STYRON CANADA ULC, as a Guarantor

Per:	/s/ Ralph Than
	Name:	Ralph Than
	Title:	President and Treasurer

STYRON FRANCE SAS, as a Guarantor

/s/ Christian Page
By:	Christian Page

STYRON DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Ralf Irmert
	Name:	Ralf Irmert
	Title:	Managing Director

STYRON DEUTSCHLAND
ANLAGENGESELLSCHAFT MBH, as a Guarantor

By:	/s/ H.-H. Neuhaus
	Name:	H.-H. Neuhaus
	Title:	Managing Director

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Fifth Amendment to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED and SIGNED by Lee Chung Lok, a director, in the presence of:

[Signature of Director] Director

[Signature of Witness]
Name of Witness:	Law Chi Man
Address of Witness:	40-50 Tsing Yi Road, Tsing Yi, Hong Kong
Occupation of Witness:	Secretary

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

IN WITNESS WHEREOF Styron Materials Ireland and Styron Investment Holdings Ireland have duly executed, and delivered as a deed, this Fifth Amendment Agreement.

Given under the Common Seal of
STYRON MATERIALS IRELAND

Director

Director

Given under the Common Seal of
STYRON INVESTMENT HOLDINGS IRELAND

Director

Director

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

STYRON ITALIA S.R.L.,
as a Guarantor

By:	/s/ FABIO CATALDI

	Name:	President & Managing Director
	Title:	FABIO CATALDI

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

TRINSEO S.A.,
as a Guarantor a Société anonyme
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg: B 153549

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Authorized Signatory

STYRON LUXCO S.À R.L., as a Guarantor a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg: B 153577

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Authorized Signatory

TRINSEO MATERIALS S.À R.L.,
as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg: B 162639

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Authorized Signatory

[Signature page to Fifth Amendment to Credit Agreement]

STYRON HOLDING S.À R.L.,
as a Guarantor a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
Share Capital: USD 660,834.12
R.C.S. Luxembourg: B 153582

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Authorized Signatory

STYRON FINANCE LUXEMBOURG S.À R.L., as a Guarantor a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippman
L-5365 Munsbach, Luxembourg
Share Capital: USD 25,001
R.C.S. Luxembourg: B 151012

By:	/s/ John A. Feenan

	Name:	John A. Feenan
	Title:	Authorized Signatory

[Signature page to Fifth Amendment to Credit Agreement]

STYRON HOLDING B.V.,
as a Guarantor

By:	/s/ Frans Kempenaars

	Name:	Frans Kempenaars
	Title:	Director

STYRON NETHERLANDS B.V., as a Guarantor

By:	/s/ F.J.C.M. Kempenaars

	Name:	F.J.C.M. Kempenaars
	Title:	Director Styron Netherlands B.V.

By:	/s/ F.J.A. Hordies

	Name:	F.J.A. Hordies
	Title:	Director Styron Netherlands B.V.

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

The Common Seal of	)
STYRON HOLDINGS ASIA PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

Director JESSIE HENG HWEE KOON

Director/~~Secretary~~ CAI DONG YU

Address:	3 Killiney Road #07-08/09 Winsland House 1 Singapore 239519

Fax No:	(65) 6737-1294

Attention:

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

The Common Seal of	)
STYRON SINGAPORE PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

Director JESSIE HENG HWEE KOON

Director/~~Secretary~~ CAI DONG YU

Address:	3 Killiney Road #07-08/09 Winsland House 1 Singapore 239519

Fax No:	(65) 6737-1294

Attention:

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

STYRON SVERIGE AB,
as a Guarantor

By:	/s/ Erkki Kesti

	Name:	Erkki Kesti,
	Title:	Authorised Signatory

STYRON EUROPE GMBH, as a Guarantor

By:	/s/ Marco Levi
	Name:	Marco Levi
	Title:	Managing Officer

STYRON UK LIMITED, as a Guarantor

By:	/s/ Marco Levi
	Name:	Marco Levi
Title:

STYRON SPAIN S.L., Unipersonal as a Guarantor

By:	/s/ W Bossehiates
	Name:	W Bossehiates
	Title:	Joint and Several Managing Director
(Consejero Delegado Solidario)

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Marcus M. Tarkington

	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Erin Morrissey

	Name:	Erin Morrissey
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Swing Line Lender

By:	/s/ Marcus M. Tarkington

	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Erin Morrissey

	Name:	Erin Morrissey
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Commitment Increase Lender

By:	/s/ Marcus M. Tarkington

	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Erin Morrissey

	Name:	Erin Morrissey
	Title:	Director

[Signature Page to Trinseo Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

HSBC Bank USA, National Association

By:	/s/ David A Mandell

	Name:	David A Mandell
	Title:	Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

NAME OF INSTITUTION

BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy

	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

NAME OF INSTITUTION

The Bank of Nova Scotia

By	/s/ John Frazell

	Name:	John Frazell
	Title:	Director

By:
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

Goldman Sachs Bank USA, as a Revolving Commitment Increase Lender:

By:	/s/ Mark Walton

	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

NAME OF INSTITUTION

Bank of Montreal

By:	/s/ Katherine K. Robinson

	Name:	Katherine K. Robinson
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

Sumitomo Mitsui Banking Corporation

By:	/s/ David Kee

	Name:	David Kee
	Title:	Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.C.A., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

Mizuho Corporate Bank, Ltd.

By:	/s/ James Fayen

	Name:	James Fayen
	Title:	Deputy General Manager

[Signature Page to Fifth Amendment to Credit Agreement]

Schedule I to

Fifth Amendment to Credit Agreement

Schedule 1.01A

Fifth Amendment Commitments

Revolving Credit Commitment
Deutsche Bank AG New York Branch	$49,000,000
HSBC Bank USA, National Association	$49,000,000
Barclays Bank PLC	$49,000,000
The Bank of Nova Scotia	$39,000,000
Goldman Sachs Bank USA	$39,000,000
Bank of Montreal	$25,000,000
Sumitomo Mitsui Banking Corporation	$25,000,000
Mizuho Corporate Bank, Ltd	$25,000,000
TOTAL:	$300,000,000

ANNEX A

GUARANTOR CONSENT AND REAFFIRMATION

January 29, 2013

Reference is made to (a) the Credit Agreement dated as of June 17, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.À R.L. and TRINSEO MATERIALS OPERATING S.À R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer and Swing Line Lender and (b) the Fifth Amendment, dated as of January 29, 2013 (“Fifth Amendment”), to the Credit Agreement attached as Exhibit A hereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in Fifth Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Fifth Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Fifth Amendment Effective Date or the Revolving Commitment Increase Date, as applicable, be deemed to be a reference to the Credit Agreement as amended by Fifth Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to each and all parts of the Fifth Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by each and all parts of the Fifth Amendment, are, subject to such Guarantors limitations in accordance with Article XI (Guarantee) of the Credit Agreement, reaffirmed, and remain in full force and effect.

After giving effect to each and all parts of the Fifth Amendment, each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens were always intended by the parties to secure the Obligations as amended from time to time (including any increases thereof) and shall continue in full force and effect during the term of the Credit Agreement as amended by each and all parts of the Fifth Amendment, and shall continue to secure the Obligations (after giving effect to each and all parts of the Fifth Amendment and including any increase of such Obligations), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by each and all parts of the Fifth Amendment, and the other Loan Documents.

Notwithstanding anything to the contrary set out in this Consent, until such time as all required statutory whitewash processes under Section 76(10) of the Companies Act, Chapter 50 of Singapore have been completed, each Singapore Subsidiary and each Hong Kong Subsidiary executing this Consent as a Guarantor hereby consents, acknowledges, agrees and reaffirms as to the aforesaid matters other than in respect of the 2013 Senior Secured Notes.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the state of New York (without regard to conflict of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

This Consent may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

[NAMES OF GUARANTORS]

By:
Name:
Title:

Exhibit A to

Guarantor Consent and Reaffirmation

Fifth Amendment to the Credit Agreement

[see attached]